                                                                    EXHIBIT 12.1

FORM F-3 -- REGISTRATION STATEMENT
FILED APRIL 10, 2001

SUPPORTING CALCULATION FOR THE RATIO OF EARNINGS TO FIXED CHARGES

                                                                      TWELVE MONTHS ENDED SEPTEMBER 30
                                                     ------------------------------------------------------------------
                                                       1996        1997         1998           1999           2000
                                                     ---------   ---------   -----------   ------------   -------------

LOSS BEFORE TAXES AND FIXED CHARGES
  Loss before taxes................................  $(251,000)  $(430,000)  $(2,439,000)  $ (9,802,000)  $(176,453,000)
Interest on long term debt.........................         --          --       147,000        262,000      81,207,000
Finance charges....................................         --          --            --        192,000       4,631,000
                                                     ---------   ---------   -----------   ------------   -------------
                                                      (251,000)   (430,000)   (2,291,000)    (9,348,000)    (90,615,000)
FIXED CHARGES
Interest on long term debt.........................         --          --       147,000        262,000      81,207,000
Finance charges....................................         --          --            --        192,000       4,631,000
Capitalized interest...............................         --          --            --      1,588,000       2,986,000
                                                     ---------   ---------   -----------   ------------   -------------
                                                            --          --      (147,000)    (2,043,000)    (88,824,000)
                                                     ---------   ---------   -----------   ------------   -------------
  Shortfall........................................  $(251,000)  $(430,000)  $(2,439,000)  $(11,390,000)  $(179,439,000)
                                                     =========   =========   ===========   ============   =============

                                                        THREE             PRO FORMA
                                                        MONTHS      FINANCIAL INFORMATION
                                                        ENDED           TWELVE MONTHS
                                                     DECEMBER 31            ENDED
                                                         2000        SEPTEMBER 30, 2000
                                                     ------------   ---------------------
                                                     (UNAUDITED)         (UNAUDITED)
LOSS BEFORE TAXES AND FIXED CHARGES
  Loss before taxes................................  $(78,210,000)      $(199,372,000)
Interest on long term debt.........................    35,882,000          95,860,000
Finance charges....................................     1,104,000           5,200,000
                                                     ------------       -------------
                                                      (41,224,000)        (37,140,000)
FIXED CHARGES
Interest on long term debt.........................    35,882,000          95,860,000
Finance charges....................................     1,104,000           5,200,000
Capitalized interest...............................       819,000           2,986,000
                                                     ------------       -------------
                                                      (37,805,000)       (116,442,000)
                                                     ------------       -------------
  Shortfall........................................  $(79,029,000)      $(153,582,000)
                                                     ============       =============
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